Exhibit 99.1

PROG Holdings Reports Fourth Quarter 2023 Results; Initiates Quarterly Cash Dividend
•Consolidated revenues of $577.4 million; Earnings before taxes of $28.5 million
•Adjusted EBITDA of $61.0 million
•Diluted EPS of $0.41; Non-GAAP Diluted EPS of $0.72
•Progressive Leasing GMV of $547.6 million, up 1.2% year-over-year
•Company initiates quarterly cash dividend, announces $500 million share repurchase authorization

SALT LAKE CITY, February 21, 2024 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the fourth quarter ended December 31, 2023, and the initiation of a quarterly cash dividend for shareholders, as well as a $500 million share repurchase authorization.
"We were pleased to finish 2023 with financial results that matched or exceeded our outlook, as strong customer behavior and conversion rates during the holiday period drove a year-over-year increase in quarterly GMV, due in part to marketing and other initiatives we put in place with our retail partners," said PROG Holdings President and CEO Steve Michaels. "Our portfolio remains healthy, and we continue to effectively manage its performance while maintaining cost discipline in the face of challenging retail conditions, enabling us to deliver strong results for both the fourth quarter and the full year. Our focus remains on our three-pillared strategy to grow, enhance, and expand, while our active management of our portfolio and SG&A spend allows us to invest in key growth initiatives, positioning us for future success."
"Additionally, our Board of Directors has approved payment of a quarterly cash dividend of $0.12 per share of Company common stock in the first quarter of 2024 alongside a new $500 million share repurchase authorization," Michaels continued. "We believe our cash-efficient model will allow us to reinvest in the business while pursuing a balanced capital return strategy for our shareholders."
Consolidated Results
Consolidated revenues for the fourth quarter of 2023 were $577.4 million, a decrease of 5.7% from the same period in 2022, driven by a lower gross leased asset balance entering the quarter.

Consolidated net earnings for the quarter were $18.6 million, compared with $36.1 million in the prior year period. Adjusted EBITDA for the quarter decreased 18.1% to $61.0 million, or 10.6% of revenues, compared with $74.4 million, or 12.2% of revenues for the same period in 2022. The year-over-year decline in adjusted EBITDA was driven primarily by a decline in revenue and deleveraging of SG&A, partially offset by customer payment performance.
Diluted earnings per share for the fourth quarter of 2023 were $0.41, compared with $0.73 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.72 in the fourth quarter of 2023, compared with $0.84 for the same period in 2022. The Company's weighted average shares outstanding assuming dilution in the fourth quarter was 8.3% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's fourth quarter GMV increased 1.2% year over year to $547.6 million, primarily driven by better-than-expected customer demand for leasable items during the holidays. The provision for lease merchandise write-offs for the quarter was 7.0%, within the Company's 6%-8% targeted annual range.
Capital Returns
PROG Holdings ended the fourth quarter of 2023 with cash of $155.4 million and gross debt of $600 million. The Company repurchased $31.3 million of its stock in the quarter at an average price of $28.35 per share. PROG Holdings’ Board has authorized a total of $500 million of share repurchases under the Company’s existing share repurchase program, as well as a quarterly cash dividend of $0.12 per share of the Company's common stock, payable on March 28, 2024 to shareholders of record at the close of business on March 14, 2024. While the Company expects to continue paying a quarterly cash dividend going forward, the future payment of dividends will be at the sole discretion of our Board of Directors and will depend on many factors, including our earnings, financial condition, and other considerations that our Board of Directors deems relevant.

2024 Outlook
PROG Holdings is issuing full year and Q1 2024 outlook for revenues, consolidated net earnings, segment earnings before taxes, adjusted EBITDA, diluted GAAP EPS, and diluted non-GAAP EPS. This outlook assumes a difficult operating environment with continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture, an effective tax rate for non-GAAP EPS of approximately 29%, no material increases in the unemployment rate for our consumer, and no impact from additional share repurchases.

	Full Year 2024 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$2,235,000	$2,335,000
PROG Holdings - Net Earnings	89,500	105,000
PROG Holdings - Adjusted EBITDA	230,000	250,000
PROG Holdings - Diluted EPS	2.00	2.34
PROG Holdings - Diluted Non-GAAP EPS	2.70	3.00

Progressive Leasing - Total Revenues	2,160,000	2,240,000
Progressive Leasing - Earnings Before Taxes	147,000	164,000
Progressive Leasing - Adjusted EBITDA	241,000	256,000

Vive - Total Revenues	55,000	65,000
Vive - Earnings Before Taxes	1,500	3,000
Vive - Adjusted EBITDA	3,000	5,000

Other - Total Revenues	20,000	30,000
Other - Loss Before Taxes	(20,000)	(18,000)
Other - Adjusted EBITDA	(14,000)	(11,000)

	Three Months Ended March 31, 2024 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$620,000	$640,000
PROG Holdings - Net Earnings	14,500	19,500
PROG Holdings - Adjusted EBITDA	62,000	68,000
PROG Holdings - Diluted EPS	0.34	0.44
PROG Holdings - Diluted Non-GAAP EPS	0.80	0.85

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, February 21, 2024, at 8:30 A.M. ET to discuss its financial results for the fourth quarter of 2023. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continue", "allow", "believe", "payable", "expects", "outlook", "will", "outlook", "assumes" and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of significant inflation, elevated interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell, in particular consumer durables; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) the impact of the cybersecurity incident experienced by Progressive Leasing in September 2023 and expenses incurred in connection with responding to the matter, including the litigation filed in response to that incident, or any regulatory proceedings that may result from the incident; (v) a large percentage of the Company’s revenues being concentrated with several of

Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for each of the Vive and Four businesses, including Vive’s reliance on a limited number of bank partners to issue its credit products and each of Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to each of their businesses; (viii) our ability to continue to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (ix) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses, including with respect to our global workforce strategy; (x) the risk that our capital allocation strategy, including our current stock repurchase and dividend programs, as well as any future debt repurchase program, will not be effective at enhancing shareholder value and may have an adverse impact on our cash reserves; (xi) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiii) the transactions offered by our Progressive Leasing, Vive and/or Four businesses may be negatively characterized by government officials, consumer advocacy groups or the media; (xiv) real or perceived software or system errors, failures, bugs, defects or outages, including those that may be caused by third-party vendors, may adversely affect Progressive Leasing, Vive or Four; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the benefits expected from our stock repurchase program and from our payment of a quarterly cash dividend, and our expectations regarding paying such a dividend going forward; (ii) the health of our lease portfolio and our ability to effectively manage that portfolio performance and SG&A spending; (iii) our ability to invest in our business, including in our key growth initiatives; (iv) our expectations regarding our cash efficiency and our capital return strategy; and (v) our outlook for the first quarter and full year 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
REVENUES:
Lease Revenues and Fees	$557,484	$592,942	$2,333,588	$2,523,785
Interest and Fees on Loans Receivable	19,917	19,155	74,676	74,041
	577,401	612,097	2,408,264	2,597,826

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	374,146	399,017	1,576,303	1,757,730
Provision for Lease Merchandise Write-offs	38,955	38,271	155,250	193,926
Operating Expenses	128,932	112,377	451,084	450,374
Impairment of Goodwill	—	—	—	10,151
	542,033	549,665	2,182,637	2,412,181
OPERATING PROFIT	35,368	62,432	225,627	185,645
Interest Expense, Net	(6,857)	(8,701)	(29,406)	(37,401)
EARNINGS BEFORE INCOME TAX EXPENSE	28,511	53,731	196,221	148,244
INCOME TAX EXPENSE	9,936	17,646	57,383	49,535
NET EARNINGS	$18,575	$36,085	$138,838	$98,709
EARNINGS PER SHARE
Basic	$0.42	$0.74	$3.02	$1.90
Assuming Dilution	$0.41	$0.73	$2.98	$1.90

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	44,337	49,029	46,034	51,921
Assuming Dilution	45,075	49,170	46,550	52,075

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$155,416	$131,880
Accounts Receivable (net of allowances of $64,180 in 2023 and $69,264 in 2022)	67,879	64,521
Lease Merchandise (net of accumulated depreciation and allowances of $423,466 in 2023 and $467,355 in 2022)	633,427	648,043
Loans Receivable (net of allowances and unamortized fees of $50,022 in 2023 and $53,635 in 2022)	126,823	130,966
Property and Equipment, Net	24,104	23,852
Operating Lease Right-of-Use Assets	9,271	11,875
Goodwill	296,061	296,061
Other Intangibles, Net	91,664	114,411
Income Tax Receivable	32,918	18,864
Deferred Income Tax Assets	2,981	2,955
Prepaid Expenses and Other Assets	50,711	48,481
Total Assets	$1,491,255	$1,491,909
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$151,259	$135,025
Deferred Income Tax Liabilities	104,838	137,261
Customer Deposits and Advance Payments	35,713	37,074
Operating Lease Liabilities	15,849	21,122
Debt	592,265	590,966
Total Liabilities	899,924	921,448
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at December 31, 2023 and 2022; Shares Issued: 82,078,654 at December 31, 2023 and 2022	41,039	41,039
Additional Paid-in Capital	352,421	338,814
Retained Earnings	1,293,073	1,154,235
	1,686,533	1,534,088
Less: Treasury Shares at Cost
Common Stock: 38,404,527 Shares at December 31, 2023 and 34,044,102 at December 31, 2022	(1,095,202)	(963,627)
Total Shareholders’ Equity	591,331	570,461
Total Liabilities & Shareholders’ Equity	$1,491,255	$1,491,909

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$138,838	$98,709
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,576,303	1,757,730
Other Depreciation and Amortization	32,032	33,851
Provisions for Accounts Receivable and Loan Losses	345,383	417,496
Stock-Based Compensation	24,920	17,521
Deferred Income Taxes	(32,449)	(9,199)
Impairment of Goodwill	—	10,151
Non-Cash Lease Expense	(2,669)	(1,674)
Other Changes, Net	(5,992)	(7,164)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(1,721,117)	(1,889,207)
Book Value of Lease Merchandise Sold or Disposed	159,430	197,489
Accounts Receivable	(307,984)	(374,515)
Prepaid Expenses and Other Assets	(2,110)	68
Income Tax Receivable and Payable	(14,188)	(6,007)
Operating Lease Right-of-Use Assets and Liabilities	—	2,999
Accounts Payable and Accrued Expenses	15,200	2,227
Customer Deposits and Advance Payments	(1,361)	(7,996)
Cash Provided by Operating Activities	204,236	242,479
INVESTING ACTIVITIES:
Investments in Loans Receivable	(214,686)	(203,600)
Proceeds from Loans Receivable	185,056	159,707
Outflows on Purchases of Property and Equipment	(9,616)	(9,674)
Proceeds from Property and Equipment	48	27
Proceeds from Acquisitions of Businesses	365	6
Cash Used in Investing Activities	(38,833)	(53,534)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(139,573)	(223,598)
Tender Offer Shares Repurchased and Retired	—	(274)
Issuance of Stock Under Stock Option and Employee Purchase Plans	1,357	1,150
Shares Withheld for Tax Payments	(3,622)	(2,902)
Debt Issuance Costs	(29)	(1,600)
Cash Used in Financing Activities	(141,867)	(227,224)
Increase (Decrease) in Cash and Cash Equivalents	23,536	(38,279)
Cash and Cash Equivalents at Beginning of Year	131,880	170,159
Cash and Cash Equivalents at End of Year	$155,416	$131,880
Net Cash Paid During the Year:
Interest	$36,991	$35,712
Income Taxes	$100,433	$62,172

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$557,484	$—	$—	$557,484
Interest and Fees on Loans Receivable	—	17,025	2,892	19,917
Total Revenues	$557,484	$17,025	$2,892	$577,401

	(Unaudited)
	Three Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$592,942	$—	$—	$592,942
Interest and Fees on Loans Receivable	—	17,886	1,269	19,155
Total Revenues	$592,942	$17,886	$1,269	$612,097

PROG Holdings, Inc.
Annual Revenues by Segment
(In thousands)

	Twelve Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,333,588	$—	$—	$2,333,588
Interest and Fees on Loans Receivable	—	68,912	5,764	74,676
Total Revenues	$2,333,588	$68,912	$5,764	$2,408,264

	Twelve Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,523,785	$—	$—	$2,523,785
Interest and Fees on Loans Receivable	—	70,911	3,130	74,041
Total Revenues	$2,523,785	$70,911	$3,130	$2,597,826

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended December 31,
	2023	2022
Progressive Leasing	$547,575	$540,913
Vive	31,918	40,417
Other	53,260	26,192
Total GMV	$632,753	$607,522

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2024 and first quarter 2024 outlook exclude intangible amortization expense, restructuring expenses, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and twelve months ended December 31, 2023 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and twelve months ended December 31, 2022, exclude intangible amortization expense, restructuring expenses, impairment of goodwill and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year 2024 and first quarter 2024 outlook exclude stock-based compensation expense and restructuring expenses. Adjusted EBITDA for the three and twelve months ended December 31, 2023, exclude stock-based compensation expense, restructuring expenses, costs related to the cybersecurity incident and regulatory insurance recoveries. Adjusted EBITDA for the three and twelve months ended December 31, 2022, exclude stock-based compensation expense, restructuring expenses and impairment of goodwill. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2023
Net Earnings	$48,033	$37,218	$35,012	$18,575	$138,838
Add: Intangible Amortization Expense	5,724	5,723	5,650	5,651	22,748
Add: Restructuring Expense	757	963	238	10,575	12,533
Add: Costs Related to the Cybersecurity Incident	—	—	1,805	1,028	2,833
Less: Regulatory Insurance Recoveries	(525)	—	—	—	(525)
Less: Tax Impact of Adjustments(1)	(1,549)	(1,738)	(2,000)	(4,486)	(9,773)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	970	970	971	1,078	3,989
Non-GAAP Net Earnings	$53,410	$43,136	$41,676	$32,421	$170,643
Earnings Per Share Assuming Dilution	$1.00	$0.79	$0.76	$0.41	$2.98
Add: Intangible Amortization Expense	0.12	0.12	0.12	0.13	0.49
Add: Restructuring Expense	0.02	0.02	0.01	0.23	0.27
Add: Costs Related to the Cybersecurity Incident	—	—	0.04	0.02	0.06
Less: Regulatory Insurance Recoveries	(0.01)	—	—	—	(0.01)
Less: Tax Impact of Adjustments(1)	(0.03)	(0.04)	(0.04)	(0.10)	(0.21)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.02	0.02	0.02	0.09
Non-GAAP Earnings Per Share Assuming Dilution(2)	$1.11	$0.92	$0.90	$0.72	$3.67
Weighted Average Shares Outstanding Assuming Dilution	48,139	46,896	46,133	45,075	46,550
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2022
Net Earnings	$27,135	$19,484	$16,005	$36,085	$98,709
Add: Intangible Amortization Expense	5,724	5,723	5,724	5,723	22,894
Add: Restructuring Expense	—	4,328	4,673	—	9,001
Add: Impairment of Goodwill	—	—	10,151	—	10,151
Less: Tax Impact of Adjustments(1)	(1,488)	(2,613)	(2,703)	(1,488)	(8,292)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	539	647	755	972	2,913
Non-GAAP Net Earnings	$31,910	$27,569	$34,605	$41,292	$135,376
Earnings Per Share Assuming Dilution	$0.49	$0.37	$0.32	$0.73	$1.90
Add: Intangible Amortization Expense	0.10	0.11	0.11	0.12	0.44
Add: Restructuring Expense	—	0.08	0.09	—	0.17
Add: Impairment of Goodwill	—	—	0.20	—	0.19
Less: Tax Impact of Adjustments(1)	(0.03)	(0.05)	(0.05)	(0.03)	(0.16)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.01	0.01	0.01	0.02	0.06
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.57	$0.52	$0.68	$0.84	$2.60
Weighted Average Shares Outstanding Assuming Dilution	55,706	52,961	50,547	49,170	52,075
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$18,575
Income Tax Expense(1)				9,936
Earnings (Loss) Before Income Tax Expense	$35,857	$59	$(7,405)	28,511
Interest Expense, Net	6,915	24	(82)	6,857
Depreciation	1,941	211	353	2,505
Amortization	5,422	—	229	5,651
EBITDA	50,135	294	(6,905)	43,524
Stock-Based Compensation	4,024	306	1,509	5,839
Restructuring Expense	10,575	—	—	10,575
Costs Related to the Cybersecurity Incident	1,028	—	—	1,028
Adjusted EBITDA	$65,762	$600	$(5,396)	$60,966
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$36,085
Income Tax Expense(1)				17,646
Earnings (Loss) Before Income Tax Expense	$61,187	$41	$(7,497)	53,731
Interest Expense, Net	8,590	111	—	8,701
Depreciation	2,283	199	200	2,682
Amortization	5,420	—	303	5,723
EBITDA	77,480	351	(6,994)	70,837
Stock-Based Compensation	2,925	100	566	3,591
Adjusted EBITDA	$80,405	$451	$(6,428)	$74,428
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Twelve Month Segment EBITDA
(In thousands)

	Twelve Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$138,838
Income Tax Expense(1)				57,383
Earnings (Loss) Before Income Tax Expense	$216,271	$4,545	$(24,595)	196,221
Interest Expense, Net	28,978	593	(165)	29,406
Depreciation	7,482	745	1,058	9,285
Amortization	21,684	—	1,064	22,748
EBITDA	274,415	5,883	(22,638)	257,660
Stock-Based Compensation	17,327	1,190	6,403	24,920
Restructuring Expense	12,533	—	—	12,533
Regulatory Insurance Recoveries	(525)	—	—	(525)
Costs Related to the Cybersecurity Incident	2,833	—	—	2,833
Adjusted EBITDA	$306,583	$7,073	$(16,235)	$297,421
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	Twelve Months Ended
	December 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$98,709
Income Tax Expense(1)				49,535
Earnings (Loss) Before Income Tax Expense	$174,143	$9,195	$(35,094)	148,244
Interest Expense, Net	37,003	398	—	37,401
Depreciation	9,691	795	471	10,957
Amortization	21,683	—	1,211	22,894
EBITDA	242,520	10,388	(33,412)	219,496
Stock-Based Compensation	12,633	391	4,497	17,521
Restructuring Expense	8,343	658	—	9,001
Impairment of Goodwill	—	—	10,151	10,151
Adjusted EBITDA	$263,496	$11,437	$(18,764)	$256,169
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$89,500 - $105,000
Income Tax Expense(1)				39,000 - 44,000
Projected Earnings (Loss) Before Income Tax Expense	$147,000 - $164,000	$1,500 - $3,000	$(20,000) - $(18,000)	128,500 - 149,000
Interest Expense, Net	31,000 - 29,000	—	—	31,000 - 29,000
Depreciation	8,000	500	2,000	10,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	203,000 - 218,000	2,000 - 3,500	(17,000) - (15,000)	188,000 - 206,500
Stock-Based Compensation	18,000 - 20,000	1,000 - 1,500	3,000 - 4,000	22,000 - 25,500
Restructuring Expense	20,000 - 18,000	—	—	20,000 - 18,000
Projected Adjusted EBITDA	$241,000 - $256,000	$3,000 - $5,000	$(14,000) - $(11,000)	$230,000 - $250,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended March 31, 2024 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended March 31, 2024 Outlook
Consolidated Total
Estimated Net Earnings	$14,500 - $19,500
Income Tax Expense(1)	6,000 - 8,000
Projected Earnings Before Income Tax Expense	20,500 - 27,500
Interest Expense, Net	8,000 - 7,500
Depreciation	2,500
Amortization	6,000
Projected EBITDA	37,000 - 43,500
Stock-Based Compensation	5,000 - 6,500
Restructuring Expense	20,000 - 18,000
Projected Adjusted EBITDA	$62,000 - $68,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.00	$2.34
Add: Projected Intangible Amortization Expense	0.40	0.40
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.07	0.07
Add: Projected Restructuring Expense	0.44	0.40
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.22)	(0.21)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.70	$3.00
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended March 31, 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended March 31, 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.34	$0.44
Add: Projected Intangible Amortization Expense	0.13	0.13
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Add: Projected Restructuring Expense	0.45	0.40
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.15)	(0.14)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.80	$0.85
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.